UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2023

BIOTECH ACQUISITION COMPANY

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39935	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 West 25th Street, 20th Floor

New York, New York 10001

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 227-1905

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13©(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	BIOTU	The Nasdaq Stock Market LLC
Class A ordinary shares included as part of the units	BIOT	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units	BIOTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed by Biotech Acquisition Company, a Cayman Islands exempted corporation (the “Company”), in its Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 22, 2022 and definitive proxy statement (“Proxy Statement”) filed with the SEC on January 4, 2023, on December 21, 2022, the Company entered into an asset purchase agreement (the “Transfer Agreement”) with Biotech Sponsor LLC (the “Sponsor”) and IREEM, LLC (the “Investor”), pursuant to which, among other things, the Sponsor agreed to transfer to the Investor 5,455,000 Class B ordinary shares, par value $0.0001 per share of the Company, 6,000,000 private placement warrants of the Company and a promissory note issued by the Company to the Sponsor in the aggregate principal amount of $470,000 (the “Sponsor Transaction”).

As previously disclosed by the Company in its Current Reports on Form 8-K filed with the SEC on January 25, 2023, the Company held an extraordinary general meeting of shareholders (the “Meeting”) on January 19, 2023. At the Meeting, the shareholders of the Company approved an amendment to the Charter to extend the date by which the Company has to consummate an initial business combination from January 27, 2023 to October 27, 2023 (the “Extension”). If the Extension is implemented, the Investor would deposit the lesser of (x) $467,500 or (y) $0.055 for each public share that is not redeemed (such amount, the “Extension Funds”) for each calendar month into the Company’s trust account (the “Trust Account”).

As a result of the Investor being unable to deposit the Extension Funds into the Company’s Trust Account, the Extension will not be implemented and the Transfer Agreement is terminated. The Company will commence liquidation according to its amended and restated memorandum and articles of association (the “Charter”).

Item 8.01 Other Events

On February 1, 2023, the Company issued a press release announcing that due to the Investor’s inability to deposit the Extension Funds into the Trust Account, the Extension will not be implemented and the Company will dissolve and liquidate in accordance with the provisions of its the Charter and will redeem all of the outstanding ordinary shares that were included in the units issued in its initial public offering (the “Public Shares”), at a per-share redemption price of approximately $10.15.

In order to provide for the disbursement of funds from the Trust Account, the Company will instruct the trustee of the Trust Account to take all necessary actions to liquidate the securities held in the Trust Account. The proceeds of the Trust Account will be held in a non-interest bearing account while awaiting disbursement to the holders of the Public Shares. Record holders will receive their pro rata portion of the proceeds of the Trust Account by delivering their Public Shares to Continental Stock Transfer & Trust Company, the Company’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the redemption amount. The redemption of the Public Shares is expected to be completed within ten business days after January 27, 2023.

The Sponsor has agreed to waive its redemption rights with respect to its outstanding Class B ordinary shares issued prior to the Company’s initial public offering.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated as of February 1, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biotech Acquisition Company

Date: February 1, 2023	By:	/s/ Michael Shleifer
		Name:	Michael Shleifer
		Title:	Chief Executive Officer

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